UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

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GANNETT CO., INC.
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC. MNG INVESTMENT HOLDINGS LLC STRATEGIC INVESTMENT OPPORTUNITIES LLC ALDEN GLOBAL CAPITAL LLC HEATH FREEMAN DANA NEEDLEMAN STEVEN ROSSI
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MNG Enterprises, Inc., together with the other participants in the solicitation (collectively, “MNG”), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation.

Item 1: MNG published the following investor materials:

1 FICTION vs FACT MNG ENTERPRISES, INC. April 2019 SINCE RECEIVING OUR $ 12 . 00 PER SHARE 41 % PREMIUM ALL - CASH OFFER, GANNETT HAS RELIED UPON MISLEADING AND FACTUALLY INCORRECT STATEMENTS IN AN EFFORT TO DISTRACT INVESTORS FROM THE TRUTH OF ITS DISMAL PERFORMANCE AND INABILITY TO GENERATE PROFITABLE GROWTH . THE INCUMBENT BOARD HAS BEEN UNWILLING TO ENGAGE WITH MNG’S GENUINE ATTEMPTS TO EXPLORE WAYS THAT WOULD ENHANCE VALUE FOR ALL GANNETT SHAREHOLDERS . We are confident our nominees can initiate a review of strategic alternatives while putting Gannett back on a path towards profitable growth . In light of Gannett’s investor presentation and subsequent public releases, we are compelled to respond to correct their false and misleading statements . We think it is only fair to highlight their FICTION and note the FACTS so you can FAIRLY decide to vote “FOR” the MNG director nominees by internet, phone or on the BLUE proxy card sent by mail .

| FICTION | FACT |
|---|---|
| **Gannett says…** *Gannett's USA Today Network strategy, digital acquisitions and focus on client relationships is paying off* | Gannett has been unable to **generate profitable growth** since its spin-off while **MNG has an exceptional track record of growth** across key metrics: |

| | LTM June 2015 to LTM December 2018 | |
|---|---|---|
| | Gannett[1] | MNG |
| **Adj. EBITDA** | (24%) | 66% |
| **Free Cash Flow** | (52%) | 120% |
| **FCF per Share**[2] | (53%) | 180% |

*Gannett has delivered a higher and more stable total shareholder return than most of its industry peers*

| | Period Ending January 11, 2019 | | |
|---|---|---|---|
| **GCI's TSR Relative to:** | 1 Year | 3 Year | Since Spin-Off |
| **1. Peer Median**[3] | (2%) | (74%) | (15%) |
| **2. S&P 500** | (5%) | (71%) | (51%) |
| **3. Russell 2000** | (2%) | (72%) | (37%) |

| FICTION | FACT |
|---|---|
| *Gannett's strategy is delivering results, with stable margins and positive cash flow generation* | • GCI's Adj. EBITDA margins have **declined by 300bps** since spin-off[1]<br>• GCI's margins projected to **decline** again in 2019 **by ~100bps**[4] |
| *Gannett's profitability is in line with public peers* | • Gannett's adj. EBITDA margins **trail peers by ~400bps**[5]<br>• Gannett's adj. EBITDA margins **trail MNG by ~520bps**[6]<br>• Gannett's 2019E adj. EBITDA margins are 2nd **worst** and trail Gannett's selected peer median[7] by 300bps |
| *Gannett's strategy is to pursue accretive growth through disciplined, selective acquisitions that provide synergies* | • **$350mm** spent on **digital acquisitions** (36% of market cap)[8] and **~$650mm** spent on **acquisitions in total**[9] (67% of market cap)[8]<br>– **The result: diluted EPS down 93% since spin-off**[1] |
| *Executive compensation is aligned with the execution of the company's transformation strategy* | • **Highest CEO compensation among peers** at ~$21mm vs. peer median[3,10] of ~$12mm over the past three years |
| *[Gannett has] strong leadership in place to oversee value creation* | • Incumbent board has overseen **$780mm of value destruction**[11]<br>• **Inadequate succession planning** and **CEO void** expected beginning May 7th, 2019 ; Head of Digital resigned in Jan. 2019 |
| *The combined [MNG-Gannett] would be levered at over 4x* | • MNG estimates **pro forma leverage would be less than 3.0x**[12] |
| *The proposal undervalues Gannett, its key assets and its prospects* | • 41% year-end premium, 23% unaffected premium and 30% premium to current share price[13]<br>• Proposal implies a multiple of **5.5x TEV / 2019E EBITDA**[14] and represents a **significant premium** to Gannett's median **historical trading multiple of ~4.0x** |

2
MNG ENTERPRISES, INC.

3 FICTION FACT Gannett says… MNG presented no ability to finance transaction • Gannett is the barrier restricting MNG from finalizing our financing – it is rare for an acquirer to obtain fully committed financing without access to confidential information • MNG sent the Gannett board a highly confident letter from Oaktree given Oaktree’s size, experience investing in the newspaper industry, and prominence in the leverage finance market • Along with Oaktree, multiple other lenders that submitted term sheets expressed significant interest in participating in the financing • Gannett made no inquiry about the letter, Oaktree or any other potential financing sources; such lack of inquiry indicates the lack of seriousness by the Gannett board in evaluating MNG’s offer • MNG is confident it can finalize its financing package in a few weeks if given the opportunity to conduct due diligence under NDA MNG proposed no pathway for antitrust concerns • Antitrust not expected to be an impediment to close • In Gannett’s attempt to acquire Tribune Publishing , the same Board members at Gannett said it had a plan for antitrust clearance and that should be enough to start merger discussions 15 • MNG offered to share its work and strategy under NDA and Gannett refused to engage MNG has failed to address pension - related risks • Pensions not expected to be an impediment to close • Combined MNG - Gannett will be a much stronger and more profitable company and will strengthen the employee pension plan MNG believes the PBGC will view this as a positive • The PBGC early warning system does not interfere in M&A transactions that do not weaken the pension plan sponsor – this transaction will strengthen it! • MNG is current on all of its required contributions owed to its sponsored single - employer defined benefit pension plans • MNG believes the biggest risk to Gannett’s pension plan is a declining standalone Gannett MNG is looking to take control of the Board for its own benefit • MNG announced it reduced its slate to three to enable continuity for majority of the GCI Board • Thes e “concerns” are entirely unfounded and the change to a minority slate makes them completely irrelevant MNG ENTERPRISES, INC.

4 FICTION FACT Gannett says… …the number of MNG nominees does not matter…We believe that electing even one of MNG’s nominees to the Gannett board would put the value of your investment at risk • Our desire to nominate three highly qualified directors was based on direct feedback from other shareholders • Provides shareholders with the strongest platform to send a clear message that the Board must act now to commence a review of strategic alternatives to maximize value for all Gannett shareholders • As Gannett’s largest active shareholder , MNG is aligned in acting in the best interest of all shareholders • MNG’s nominees possess the newspaper turnaround, real estate, and capital allocation experience the Gannett board desperately needs and would enhance the value of your investment [MNG’s nominees] cannot be expected to act in the best interests of all Gannett shareholders • MNG’s nominees will act in the best interest of all shareholders including urging the company to engage in a full strategic review to maximize value for all Gannett shareholders …MNG has NOT demonstrated an ability to position acquired newspapers for long - term profitability • MNG has increased profitability evidenced by adj. EBITDA margins increasing from 11.6% to 16.2% from FY2015 to FY2018 • During this time period it acquired and successfully integrated newspapers including the Orange County Register and Boston Herald, both of which are well positioned for long - term profitability MNG reduces jobs and ultimately closes papers all together • MNG saves newspapers and positions them for a strong and profitable future so they can weather the secular decline • In the aforementioned acquisitions , The Orange County Register and The Boston Herald, both papers were left for dead and put into bankruptcy by their former owners, which could have caused a liquidation and a loss of all the jobs • MNG stepped up and invested in them, saving many of those jobs and providing for new jobs MNG ENTERPRISES, INC.

5 1 . Changes in Gannett financial results since its 2015 spin - off from its former parent company reflect changes in trailing 12 - month financials from June 28 , 2015 to December 31 , 2018 . 2 . Free Cash Flow per Share, calculated using fully diluted shares outstanding as of period end . 3 . Peers include Graham Holdings Company, Lee Enterprises, Incorporated, Meredith Corporation, The McClatchy Company, New Media Investment Group Inc . , The New York Times Company, Scholastic Corporation, and Tribune Publishing Company ; selected by MNG based on criteria including revenue, exposure to print publishing and footprint across multiple markets . 4 . Based on mid - point of GCI management 2019 E guidance for Revenue of $ 2 , 740 mm to $ 2 , 810 mm and Adjusted EBITDA of $ 285 mm to $ 295 mm in 2018 Q 4 Earnings Release . 5 . Based on Gannett’s 2018 adjusted EBITDA margin compared to peer median ; peers include : Graham Holdings Company, Lee Enterprises, Incorporated, Meredith Corporation, The McClatchy Company, New Media Investment Group Inc . , The New York Times Company, Scholastic Corporation, Tribune Publishing Company, and MediaNews Group ; selected by MNG based on criteria including revenue, exposure to print publishing and footprint across multiple markets . 6 . Based on Gannett’s 2018 adjusted EBITDA margin compared to MNG’s FY 2018 adjusted EBITDA margin for the fiscal year ended June 30 , 2018 . 7 . Gannett's selected industry peers include The New York Times Company, New Media Investment Group Inc . , Tribune Publishing Company, News Corporation, The McClatchy Company, and Lee Enterprises, Incorporated . 8 . Based on year - end market capitalization of $ 965 million per S&P Capital IQ . 9 . Digital acquisitions include ReachLocal, SweetIQ and WordStream and other acquisitions include Journal Media Group and North Jersey Media Group . 10 . Excludes New Media Investment Group Inc . due to CEO compensation not disclosed . 11 . Based on change in market capitalization from June 29 , 2015 to January 11 , 2019 per S&P Capital IQ . 12 . Including estimated year 1 run - rate synergies . 13 . Based on close price of $ 9 . 26 on April 25 , 2019 . 14 . Based on mid - point of GCI management 2019 E guidance for Adj . EBITDA of $ 285 mm to $ 295 mm provided in 2018 Q 4 Earnings Release ; capitalization as of December 31 , 2018 . 15 . Source : Gannett Presentation, Gannett Urges Tribune Stockholders to Withhold Votes for ALL Tribune Directors at Upcoming Annual Meeting , filed with the SEC on May 13 , 2016 . Notes MNG ENTERPRISES, INC.

6 VOTE BLUE TODAY TO PROTECT THE VALUE OF YOUR INVESTMENT You can vote by Internet, telephone or by signing and dating the enclosed BLUE proxy card or BLUE voting instruction form and mailing it in the postage paid envelope provided . We urge you NOT to vote using any white proxy card or voting instruction form you receive from Gannett . Please discard any white proxy card . If you have any questions about how to vote your shares, please contact MNG’s proxy solicitor, Okapi Partners LLC, at its toll - free number (888) 785 - 6668 or via email at info@okapipartners . com Additional information about MNG, its proposal to acquire Gannett, and its nominees for election to the Board is available at www . SaveGannett . com . Contacts MEDIA CONTACT : Reevemark Paul Caminiti / Hugh Burns / Renée Soto + 1 212 . 433 . 4600 MNGInquiries@reevemark . com INVESTOR CONTACT : Okapi Partners LLC Bruce Goldfarb/Pat McHugh + 212 . 297 . 0720 info@okapipartners . com Additional Information MNG Enterprises, Inc . , together with the other participants in its proxy solicitation, have filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of MNG’s slate of highly - qualified director nominees at the 2019 annual meeting of stockholders (the “Annual Meeting”) of the Company . Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including additional information relating to the participants in MNG’s proxy solicitation . These materials and other materials filed by MNG in connection with the solicitation of proxies are available at no charge on the SEC’s website at www . sec . gov . The definitive proxy statement and other relevant documents filed by MNG with the SEC are also available, without charge, by directing a request to MNG’s proxy solicitor, Okapi Partners LLC, at its toll - free number (888) 785 - 6668 or via email at info@okapipartners . com . MNG ENTERPRISES, INC.

7 Disclaimer : The information in this presentation is for information purposes only, and this presentation does not constitute an offer to purchase or sell any security or investment product, nor does it constitute professional advice . The views expressed herein represent the opinions of MNG Enterprises, Inc . (“MNG”), and are based on publicly available information with respect to Gannett Co . , Inc . (the “Issuer”), including filings made by the Issuer with the Securities and Exchange Commission (“SEC”), and other sources . No warranty is made that the information contained herein, whether derived or obtained from filings made with the SEC or from any third party, is accurate . There can be no assurance that MNG’s assumptions are correct . The Issuer’s actual performance and results may differ materially from MNG’s assumptions and analysis . MNG has not sought or obtained consent from any third party to include their statements or information in this presentation . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein . MNG’s views and MNG’s holdings of the Issuer’s shares could change at any time . MNG may sell any or all of MNG’s holdings or increase its holdings by purchasing additional securities . MNG may take any of these or other actions regarding the Issuer without updating this presentation or providing any notice whatsoever of any such changes except as required by law . This presentation is not a recommendation or solicitation to buy or sell any securities . Forward - Looking Statements : This presentation may include forward - looking statements that reflect the current view of MNG with respect to future events . Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would,” and similar words are often used to identify forward - looking statements . All forward - looking statements address matters that involve risks and uncertainties, many of which are beyond the control of the parties making such statements . Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and therefore, you should not place undue reliance on any such statements . Any forward - looking statements made in this presentation are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Issuer or its business, operations or financial condition . Except to the extent required by applicable law, MNG undertakes no obligation to update publicly or revise any forward - looking statement, whether as a result of new information, future developments, or otherwise . MNG ENTERPRISES, INC.

Item 2: On April 29, 2019, the following materials were posted by MNG to www.savegannett.com: